Exhibit 99.1


                    INTERSTAR MILLENIUM SERIES 2004-2G TRUST

   Quarterly Noteholders Report Related to the December 14, 2004 Distribution

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

Aggregate principal amount of each class of notes as      A Notes:       USD $953,538,400.00
at the first day after the payment date occurring        AB Notes:       USD  $49,000,000.00
during the collection period                              B Notes:       USD  $17,100,000.00
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Aggregate amount of interest payable on each class of     A Notes:       USD   $4,999,946.94
notes on the payment date                                AB Notes:       USD     $273,036.96
                                                          B Notes:       USD     $108,251.83
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Aggregate of principal payments to be made in respect    A Notes:        USD  $36,500,200.00
to each class of notes on payment date being 14th
December 2004
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Income for the collection period                         AUD $24,556,264.17
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The Mortgage Principal Repayments for the Collection
Period                                                   AUD $70,990,773.00
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Expenses of the trust for the period                     AUD $20,776,838.86
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Aggregate of all redraws on the housing loans made
during the collection period                             AUD $22,523,177.00
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Interest rates (US all in) applicable for period          A Notes:     2.68000%
ending 14 March 2005                                     AB Notes:     2.81000%
                                                          B Notes:     3.11000%
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The Scheduled and Unscheduled payments of principal      Scheduled           AUD  $1,850,343.00
during the Collection period                             Unscheduled         AUD $69,140,430.00
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Aggregate of outstanding balances of housing loans as
at last day of collection period                         AUD $1,291,845,117
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Delinquency and Loss statistics with respect to the      Loss:            Nil
housing loans as at the last day of the collection       Delinquency:     0-29           2.12%
period                                                                    30-59          0.53%
                                                                          60+            0.75%
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